UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of principal executive offices)

(781) 894-8800

Registrant’s telephone number

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 25, 2009, Global Partners LP (the “Partnership”) issued an updated quarterly presentation of its net income, distributable cash flow and adjusted operating surplus.  The presentation was identical to that contained as Annex B to the Partnership’s Definitive Proxy Statement on Schedule 14A filed on November 5, 2009 (the “definitive proxy”), except for the addition of net income, distributable cash flow and adjusted operating surplus for the quarter ended September 30, 2009.  A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Distributable cash flow and adjusted operating surplus are non-GAAP financial measures used or proposed to be used in the Partnership’s partnership agreement as described in the definitive proxy. Distributable cash flow and adjusted operating surplus should not be considered as alternatives to net income, cash flow from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.  In addition, the Partnership’s distributable cash flow and adjusted operating surplus may not be comparable to similarly titled measures of other companies.  Exhibit 99.1 presents a reconciliation of distributable cash flow and adjusted operating surplus to directly comparable GAAP financial measures.

Item 7.01.       Regulation FD Disclosure

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Selected Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its General Partner

Date: November 25, 2009		/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Selected Financial Information.